EXHIBIT 99.1

NEWS FROM

For more information contact:
Kate Lowrey
Director, Investor Relations
ESCO Technologies Inc.
(314) 213-7277

ESCO ANNOUNCES FIRST QUARTER 2014 RESULTS

ST. LOUIS, February 6, 2014 – ESCO Technologies Inc. (NYSE: ESE) (ESCO or the “Company”) today reported its operating results for the first quarter ended December 31, 2013.
As noted in the prior (November 11, 2013) earnings release, the 2014 results and earnings guidance are presented on a Continuing Operations –As Adjusted basis, consistent with the 2013 presentation. The 2014 outlook excludes approximately $2 million, or $0.05 per share, of anticipated charges to complete the exit and relocation of Crissair’s Palmdale, California (Filtration segment) operation into the Canyon Engineering facility in Valencia, California. This move is expected to be completed by September 30, 2014. The move costs incurred through December 31, 2013 impacted first quarter results by ($0.01) per share, consistent with the original forecast.
Management believes EPS from Continuing Operations –As Adjusted is more representative of the Company’s 2014 ongoing performance and allows shareholders better visibility into the Company’s underlying operations.
Beginning with the June 30, 2013 financial statements, the Company reported Aclara as “Discontinued Operations” and “Assets Held for Sale” in accordance with Generally Accepted Accounting Principles (GAAP). All references to Continuing Operations exclude Aclara.

EPS Summary

During the 2014 first quarter, EPS from Continuing Operations –As Adjusted was $0.34 per share and reflects the add-back of $0.01 per share of non-operating charges related to the Crissair consolidation, compared to EPS from Continuing Operations –As Adjusted of $0.24 per share in the first quarter of 2013, which reflects the add-back of $0.04 per share related to prior year’s actions.
Management had provided EPS guidance from Continuing Operations – As Adjusted in the range of $0.24 to $0.29 per share for the first quarter of 2014.

Continuing Operations Highlights

•
Q1 2014 sales from Continuing Operations increased $14 million, or 13 percent to $124 million compared to $111 million in Q1 2013. During Q1, Filtration sales increased $9 million (20 percent), Test sales increased $3 million (9 percent), and Utility Solutions Group (USG, or Doble) sales increased $2 million (6 percent) compared to prior year Q1;

•	Q1 2014 gross margin from Continuing Operations increased to 40.3 percent compared to 39.6 percent in Q1 2013 resulting from an increased sales volume and a favorable sales mix;
•	SG&A from Continuing Operations was relatively flat in the comparable periods, despite the 2014 addition of Canyon Engineering and higher professional fees incurred at Corporate;
•	The effective tax rate in Q1 2014 was 35.7 percent compared to 33.4 percent in Q1 2013;
•	Q1 2014 GAAP EPS from Continuing Operations was $0.33 per share, compared to $0.20 per share in Q1 2013;
•	At December 31, 2013, the Company had $34 million of cash and $178 million of debt outstanding for a net debt position of $144 million;
•	Orders from Continuing Operations were $114 million in Q1 2014, resulting in a book-to-bill ratio of 0.91x, and a resulting backlog of $261 million at December 31, 2013.
Chairman’s Commentary – FY 2013

Vic Richey, Chairman and Chief Executive Officer, commented, “I’m very pleased with the way we started 2014. Our first quarter sales, EBIT, EPS, and cash flow all came in above our earlier expectations while increasing significantly from prior year. All three operating segments contributed to this success.
“Considering our solid fiscal 2013 fourth quarter, coupled with the strength of our fiscal 2014 first quarter, the Company has shown it can be more profitable on a percentage basis and more predictable on an outlook basis. The Aclara divestiture is the right course of action as our remaining businesses reflect a more predictable revenue and earnings profile.
“Within Filtration, I’m very pleased to see recent new platform wins in commercial aerospace which bodes well for our future growth and profitability in this segment. The initial production on the Airbus A-350 program, the additional content we’ve won on regional and business jets, as well as our international airframe opportunities will support our longer term growth outlook. Our entire Filtration group continues to differentiate itself with exceptional engineering design and functional advancements in product performance which is expected to significantly improve our win rate as new opportunities present themselves.
“We continue to see Test’s recently announced electro-magnetic pulse (EMP) interference market developing and we remain excited about this new market’s growth prospects. At Doble, we are excited to see increased international bid and proposal activities with large utility customers as we expand our presence into geographies where we feel confident that near-term growth opportunities exist.
“As we work our way through 2014, we anticipate solid growth in our Filtration, Test and Doble businesses, as our market leadership positions across the three segments, along with the breadth of our new product offerings, will allow us to grow organically at a meaningful level.
“Consistent with our earlier commentary, we intend to supplement this organic growth through disciplined acquisitions around our existing core. We plan to continue to invest in new products and solutions which will allow us to retain and expand our leadership positions in all of our operations.
“I continue to maintain a favorable view of our future and our goal remains the same – to increase long-term shareholder value.”

Dividend Payment

The next quarterly cash dividend of $0.08 per share will be paid on April 17, 2014 to stockholders of record on April 3, 2014.

Business Outlook – Fiscal Year 2014

Management’s expectations for 2014 are consistent with the guidance presented in the November 11, 2013 release.
Management continues to see strong growth in 2014 across the business. Based on projected revenue growth of approximately 8 to 10 percent, and growth in EBIT of 10 to 13 percent, Management expects 2014 EPS from Continuing Operations – As Adjusted in the range of $1.50 to $1.60 per share, which excludes the above noted Filtration segment charges. The 2014 annual effective tax rate is expected to be approximately 35 percent.
The expected revenue growth for 2014 is presented here in summary fashion:
•	Filtration is expected to grow 8 to 10 percent with related EBIT margins consistent with 2013;
•	Test is expected to grow mid-to-high single digits with a significant increase in EBIT, both in dollars and as a percent of sales resulting in an approximate EBIT margin of 13 percent;
•	Doble is expected to grow mid-to-high single digits with an EBIT margin percentage in the low 20’s similar to 2013; and,
•	Aclara will continue to be presented as Discontinued Operations up through and including the date of the sale.
On a quarterly basis, Management expects 2014 revenues and EPS to be slightly more balanced than in years past, but still more second half weighted. Second quarter 2014 EPS from Continuing Operations – As Adjusted is expected to be in the range of $0.27 to $0.32 per share, which reflects some product sales previously expected in Q2 being delivered in Q1.

Discontinued Operations

The Company remains actively engaged in its process to divest Aclara. The expected sale of Aclara is anticipated to generate significant after-tax cash proceeds which will allow the Company to accelerate the realization of shareholder value through the pay-down of existing debt, while providing additional liquidity for acquisitions around its core businesses.
Vic Richey, ESCO Chairman and Chief Executive Officer, commented, “The current status of the Aclara negotiations allow us to remain confident in our ability to complete this divestiture.”
The Company does not plan to disclose or comment further regarding the Aclara sale process until further disclosure is deemed appropriate or required, and there can be no assurances that the transaction will be successfully consummated.

Conference Call

The Company will host a conference call today, February 6, at 4 p.m. Central Time, to discuss the Company’s first quarter 2014 results from Continuing Operations. A live audio webcast will be available on the Company’s website at www.escotechnologies.com. Please access the website at least 15 minutes prior to the call to register, download and install any necessary audio software. A replay of the conference call will be available for seven days on the Company’s website noted above or by phone (dial 1-888-843-7419 and enter the pass code 36474317).

Forward-Looking Statements

Statements in this press release regarding the success, results, benefits and use of proceeds in connection with the Aclara divestiture process, repayment of the Company’s debt, the amount,  timing and source of the Company’s expected 2014 EBIT, EBIT Margin, revenues, growth, tax rates, and EPS from Continuing Operations – “As Adjusted”, EPS, sales, orders, earnings, the costs, benefits and timing of the exit and relocation of Crissair’s operations, the Company’s ability to increase shareholder value, the success of acquisition efforts, the success of new products, the size, number and timing of growth opportunities in the future, the win rate experienced by the Filtration group, the long-term success of the Company, and any other statements which are not strictly historical are “forward-looking” statements within the meaning of the safe harbor provisions of the federal securities laws. Investors are cautioned that such statements are only predictions and speak only as of the date of this release, and the Company undertakes no duty to update them except as may be required by applicable laws or regulations. The Company’s actual results in the future may differ materially from those projected in the forward-looking statements due to risks and uncertainties that exist in the Company’s operations and business environment including, but not limited to: those described in Item 1A, “Risk Factors”, of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2013; and the following: the price and terms of offers submitted by potential buyers of Aclara; the Company’s ability to negotiate acceptable terms and conditions of sale with respect to potential buyers of Aclara; the ability of potential buyers of Aclara to obtain necessary financing; necessary third parties’, including the U.S. Government’s approval of the sale of Aclara to the selected buyer; the success of the Company’s competitors; site readiness issues with Test segment customers; weakening of economic conditions in served markets; changes in customer demands or customer insolvencies; competition; intellectual property rights; technical difficulties; unforeseen charges impacting corporate operating expenses; delivery delays or defaults by customers; the performance of the Company’s international operations; material changes in the costs and availability of certain raw materials; termination for convenience of customer contracts; timing and content of future contract awards and customer orders; containment of engineering and development costs; performance issues with key customers, suppliers and subcontractors; labor disputes; the impacts of natural disasters on the Company’s operations and those of the Company’s customers and suppliers; changes in laws and regulations, including but not limited to changes in accounting standards and taxation requirements; costs relating to environmental matters arising from current or former facilities; uncertainty regarding the ultimate resolution of current disputes, claims, litigation or arbitration; and the Company’s successful execution of profit improvement initiatives and restructuring activities.

Non-GAAP Financial Measures

The financial measures EBIT, EBIT margin, EPS – “As Adjusted” and EPS – from Continuing Operations “As Adjusted” are presented in this press release. The Company defines EBIT as earnings before interest and taxes from continuing operations, EBIT margin as a percent of net sales, EPS – “As Adjusted” and EPS – from Continuing Operations “As Adjusted” as GAAP EPS less the Filtration segment restructuring charges (representing $0.01 per share during the first quarter of 2014). EBIT, EBIT margin, EPS – “As Adjusted” and EPS – from Continuing Operations “As Adjusted” are not recognized in accordance with U.S. generally accepted accounting principles (GAAP). However, Management believes that EBIT and EBIT margin are useful in assessing the operational profitability of the Company’s business segments because they exclude interest and taxes, which are generally accounted for across the entire Company on a consolidated basis. EBIT is also one of the measures used by Management in determining resource allocations within the Company as well as incentive compensation. The Company believes that the presentation of EBIT, EBIT margin, EPS – “As Adjusted” and EPS – from Continuing Operations “As Adjusted” provides important supplemental information to investors by facilitating comparisons with other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. The use of non-GAAP financial measures is not intended to replace any measures of performance determined in accordance with GAAP.
ESCO, headquartered in St. Louis, is a proven supplier of special purpose utility solutions for electric, gas, and water utilities, including hardware and software to support advanced metering applications and fully automated intelligent instrumentation. In addition, the Company provides engineered filtration products to the aviation, space, and process markets worldwide and is the industry leader in RF shielding and EMC test products. Further information regarding ESCO and its subsidiaries is available on the Company’s website at www.escotechnologies.com.
- tables attached

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations (Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended December 31, 2013		Three Months Ended December 31, 2012

Net Sales	124,450		110,518
Cost and Expenses:
Cost of sales	74,281		66,757
Selling, general and administrative expenses	33,872		33,677
Amortization of intangible assets	1,686		1,535
Interest expense	692		585
Other (income) expenses, net	179		(56)
Total costs and expenses	110,710		102,498

Earnings before income taxes	13,740		8,020
Income taxes	4,908		2,677

Net earnings from continuing operations	8,832		5,343

Earnings (loss) from discontinued operations,
net of tax expense (benefit) of $1,306
and $(2,626), respectively	2,357		(5,097)

Net earnings	$11,189		246

Earnings (loss) per share:
Diluted - GAAP
Continuing operations	0.33		0.20
Discontinued operations	0.09		(0.19)
Net earnings	$0.42		0.01

Diluted – As Adjusted Basis
Continuing operations	$0.34	(1)	0.24	(2)

Average common shares O/S:
Diluted	26,738		26,680

(1)	Adjusted basis includes $0.2 million (or $0.01 per share) of add back adjustments for restructuring charges incurred at Crissair during the first quarter of fiscal 2014.
(2)	Adjusted basis includes $1.4 million (or $0.04 per share) of add back adjustments for restructuring charges incurred at ETS during the first quarter of fiscal 2013.

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES
Condensed Business Segment Information (Unaudited)
(Dollars in thousands)

		Three Months Ended December 31, GAAP		Adjustments				Three Months Ended December 31, As Adjusted
		2013	2012	2013		2012		2013	2012
Net Sales
	Filtration	$55,478	46,352					55,478	46,352
	Test	39,477	36,295					39,477	36,295
	Utility Solutions Group	29,495	27,871					29,495	27,871
	Totals	$124,450	110,518	0		0		124,450	110,518

EBIT
	Filtration	$9,484	8,801	201	(1)			9,685	8,801
	Test	3,575	519			1,441	(2)	3,575	1,960
	Utility Solutions Group	7,647	5,454					7,647	5,454
	Corporate	(6,274)	(6,169)					(6,274)	(6,169)
	Consolidated EBIT	14,432	8,605	201		1,441		14,633	10,046
	Less: Interest expense	(692)	(585)					(692)	(585)
	Earnings before income
	taxes from Cont Ops	$13,740	8,020	201		1,441		13,941	9,461

Note: The above table is presented on a continuing operations basis.
Note: Depreciation and amortization expense was $4.0 million and $3.6 million for the quarters ended December 31, 2013 and 2012, respectively.

(1)	Includes $0.2 million (or $0.01) of restructuring charges at Crissair during the first quarter 2014.
(2)	Includes $1.4 million (or $0.04) of restructuring charges for ETS during the first quarter 2013.

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (Unaudited)
(Dollars in thousands)

	December 31, 2013	September 30, 2013

Assets
Cash and cash equivalents	$34,367	42,850
Accounts receivable, net	88,480	91,980
Costs and estimated earnings on
long-term contracts	16,577	20,717
Inventories	93,805	90,228
Current portion of deferred tax assets	23,684	23,349
Other current assets	7,344	15,930
Assets held for sale - current	119,547	108,867
Total current assets	383,804	393,921
Property, plant and equipment, net	75,265	75,536
Intangible assets, net	180,543	180,217
Goodwill	283,399	282,949
Other assets	9,118	9,469
Assets held for sale - other	151,711	150,236
	$1,083,840	1,092,328

Liabilities and Shareholders' Equity
Current maturities of long-term debt	$50,507	50,000
Accounts payable	25,155	38,537
Current portion of deferred revenue	16,233	17,508
Other current liabilities	53,584	60,726
Liabilities held for sale - current	61,577	63,585
Total current liabilities	207,056	230,356
Deferred tax liabilities	101,533	99,795
Other liabilities	22,119	22,437
Long-term debt	127,000	122,000
Liabilities held for sale - other	14,961	16,026
Shareholders' equity	611,171	601,714
	$1,083,840	1,092,328

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows (Unaudited)
(Dollars in thousands)

Three Months Ended December 31, 2013
Cash flows from operating activities:
Net earnings	$11,189
Adjustments to reconcile net earnings
to net cash used by operating activities:
Net earnings from discontinued operations	(2,357)
Depreciation and amortization	4,040
Stock compensation expense	1,249
Changes in current assets and liabilities	(7,954)
Effect of deferred taxes	1,403
Change in deferred revenue and costs, net	(1,196)
Pension contributions	(500)
Other	(1,562)
Net cash provided by operating activities - continuing operations	4,312
Net cash used by operating activities - discontinued operations	(10,997)
Net cash used by operating activities	(6,685)

Cash flows from investing activities:
Capital expenditures	(2,135)
Additions to capitalized software	(1,826)
Net cash used by investing activities - continuing operations	(3,961)
Net cash used by investing activities - discontinued operations	(1,794)
Net cash used by investing activities	(5,755)

Cash flows from financing activities:
Proceeds from long-term debt	20,507
Principal payments on long-term debt	(15,000)
Dividends paid	(2,124)
Net cash provided by financing activities	3,383

Effect of exchange rate changes on cash and cash equivalents	574

Net decrease in cash and cash equivalents	(8,483)
Cash and cash equivalents, beginning of period	42,850
Cash and cash equivalents, end of period	$34,367

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES
Other Selected Financial Data (Unaudited)
(Dollars in thousands)

Backlog And Entered Orders - Q1 FY 2014	Utility Solutions	Test	Filtration	Total
Beginning Backlog - 10/1/13	$24,047	90,427	157,675	272,149
Entered Orders	28,358	30,993	54,179	113,530
Sales	(29,495)	(39,477)	(55,478)	(124,450)
Ending Backlog - 12/31/13	$22,910	81,943	156,376	261,229

Note: The above table is presented on a continuing operations basis and excludes Aclara. Aclara's entered orders were $40.6 million for the quarter ended December 31, 2013.

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures (Unaudited)

EPS – Adjusted Basis Reconciliation – Q1 FY 2014
EPS from Continuing Ops – GAAP Basis – Q1 2014	$0.33
Adjustments (defined below)	0.01
EPS from Continuing Ops – As Adjusted Basis – Q1 2014	$0.34

Adjustments exclude $0.01 per share consisting of restructuring costs associated with the Filtration (Crissair) segment facility consolidation.

EPS – Adjusted Basis Reconciliation – FY 2014
EPS from Continuing Ops – GAAP Basis – FY 2014	$1.45	1.55
Adjustments (defined below)	0.05	0.05
EPS from Continuing Ops – As Adjusted Basis – FY 2014	$1.50	1.60

Adjustments exclude $0.05 per share consisting of restructuring costs associated with the Filtration (Crissair) segment facility consolidation.